SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): March 21, 2016 (March 18, 2016)

ConocoPhillips

(Exact name of Registrant as Specified in its Charter)

Delaware	001-32395	01-0562944
(State or other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification No.)

600 North Dairy Ashford

Houston, Texas 77079

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (281) 293-1000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐         Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐         Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐         Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐         Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01                          Entry into a Material Definitive Agreement.

On March 18, 2016, ConocoPhillips (the “Company”) entered into a Term Loan Agreement (the “Loan Agreement”) with Toronto Dominion (Texas), LLC, as Administrative Agent, and the banks party thereto, with TD Securities (USA) LLC, as Lead Arranger and Bookrunner. ConocoPhillips Company (“CPCo”), a wholly owned subsidiary of the Company, is guarantor of the obligations under the Loan Agreement. The Loan Agreement provides the Company with a $1.6 billion three-year senior unsecured term loan facility (the “Term Loan”). The proceeds of the Term Loan will be used for general corporate purposes.

Borrowings under the Loan Agreement will accrue interest at the base rate (as defined in the Loan Agreement) or, for certain euro-denominated borrowings, the London Interbank Offered Rate (“LIBOR”), in each case plus a margin that is set based on the Company’s corporate credit ratings.  The applicable margin for loans bearing interest based on the base rate ranges from 0.500% to 1.000% and the applicable margin for loans bearing interest based on LIBOR ranges from 1.500% to 2.000%. Based on the Company’s current corporate credit ratings, the applicable margin for loans accruing interest at the base rate is 0.500% for and the applicable margin for loans accruing interest at LIBOR is 1.500%.

The Loan Agreement contains customary covenants regarding, among other matters, material compliance with laws and restrictions against certain consolidations, mergers and asset sales and creation of certain liens on the assets of the Company and its consolidated subsidiaries. The Loan Agreement also contains financial covenants including a total debt to capitalization ratio (expressed as a percentage), which may not exceed 65%.

The Loan Agreement includes customary events of default (subject to specified cure periods, materiality qualifiers and exceptions as provided for in the Loan Agreement), including the failure to pay any interest, principal or fees when due, the failure to perform or the violation of any covenant contained in the Loan Agreement, the making of materially inaccurate or false representations or warranties, a default on certain material indebtedness, insolvency or bankruptcy, a change of control and the occurrence of material ERISA events and certain judgments against the Company or its material subsidiaries.

The Term Loan will mature and all remaining amounts outstanding thereunder will be due and payable on March 18, 2019. The Company has the right at any time and from time to time to prepay the Term Loan, in whole or in part, without premium or penalty upon notice to the Administrative Agent.

The foregoing description of the Loan Agreement is a general description and is qualified in its entirety by reference to the Loan Agreement attached hereto as Exhibit 10.1 and incorporated by reference herein.

ITEM 2.03                          Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 above is incorporated herein by reference.

ITEM 9.01                          FINANCIAL STATEMENTS AND EXHIBITS

(d)    Exhibits.              See “Index to Exhibits” attached to this Current Report on Form 8-K, which is incorporated by reference herein.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CONOCOPHILLIPS

	By:	/s/ Janet Langford Carrig
Name: Janet Langford Carrig
Title: Senior Vice President, Legal,
Date: March 21, 2016		General Counsel and Corporate Secretary

EXHIBIT INDEX

Exhibit No.	Description
10.1

Term Loan Agreement, dated as of March 18, 2016, between ConocoPhillips, as borrower, ConocoPhillips Company, as guarantor, Toronto Dominion (Texas) LLC, as administrative agent and the banks party thereto, with TD Securities (USA) LLC, as lead arranger and bookrunner.